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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 9, 1996 (except for the first paragraph of Note 9, as to which the date is
           , 1996), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-3648) and related Prospectus of Affymetrix, Inc. for the registration of 5,750,000 shares of its common stock.


                                          ERNST & YOUNG LLP
Palo Alto, California
         , 1996

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The  foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in Note 9 to the financial statements.

                                          /s/ Ernst & Young LLP

Palo Alto, California
May 20, 1996